Exhibit 10.11

FORM OF FOUNDING MEMBER AGREEMENT

Peter G. Peterson

This Founding Member Agreement, dated as of June     , 2007 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, the “Founding Member Agreement”), by and among Blackstone Holdings I L.P. (collectively with its affiliates, “Blackstone”) and Peter G. Peterson (“Founding Member”).

1.             Title; Reporting; Key Responsibilities.

(a)           Founding Member will be engaged as a Founding Member of Blackstone. Founding Member will serve as the Senior Chairman of Blackstone and his key responsibilities will include participating on Blackstone’s Management and Executive Committees on a regular basis. The business of Blackstone will be Founding Member’s principal business pursuit and Founding Member agrees to devote such time and attention to the business of Blackstone in a diligent manner as may be reasonably requested by the firm.

(b)           Founding Member shall be permitted to engage in non-profit activities (including setting up one or more foundations) and make investments and take any role (other than those prohibited under the Blackstone Compliance Policies described below) in private equity transactions outside of Blackstone, so long as no one transaction or series of related transactions individually exceeds $350 million in total enterprise value, although Founding Member may invest in larger buyouts as a limited partner. If requested, Blackstone shall take reasonable steps to work cooperatively with Founding Member on seeking or making such investments.

2.             Distributions; Governing Agreements; Non-Competition.

(a)           Founding Member will be paid such distributions and benefits as may be determined by Blackstone from time to time.

(b)           Founding Member acknowledges and agrees that Founding Member is subject to all applicable provisions of the Blackstone compliance policies, including the Compliance Policies and Procedures Manual, Investment Adviser Compliance Policies and Procedures and its related supplements, and USA Patriot Act Anti-Money Laundering Policies, as well as Blackstone’s Code of Conduct and the Employee Handbook and Business Continuity Plan (or in the case of UK-based Founding Members, the U.K. AML Manual and U.K. Compliance Manual) (collectively, the “Blackstone Compliance Policies”).

(c)           Founding Member acknowledges that he has executed the Non-Competition and Non-Solicitation Agreement, attached hereto as Schedule A (the “Non-Competition Agreement”) and agrees that the terms thereof are incorporated herein by reference.

(d)           Founding Member agrees to comply with the confidentiality restrictions set forth in the Non-Competition Agreement.

3.             Retirement.

(a)           Founding Member agrees to provide Blackstone with written notice of Founding Member’s intention to terminate his service with Blackstone at least 90 days prior to the date of such termination (the “Notice Period”). Written notice pursuant to this Section 3(a) shall be provided to either

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the other Founding Member or, if there is no other Founding Member, to either of the Chief Operating Officer or the Chief Legal Officer of Blackstone. During the Notice Period, Founding Member shall perform his full duties as Founding Member and in the other positions he holds at Blackstone.

(b)           Founding Member’s Notice Period pursuant to Section 3(a) shall commence no later than June 30, 2008 and Founding Member shall retire from Blackstone no later than December 31, 2008. Upon retirement, Founding Member will resign as Senior Chairman. For the period commencing on Founding Member’s retirement date and continuing through the date of Founding Member’s death, Founding Member will retain the title of Chairman Emeritus and Co-Founder. Founding Member’s “Retirement Period” shall commence on the date of his retirement and shall continue until the earlier of the tenth anniversary of such retirement date or the date of Founding Member’s death. Following Founding Member’s retirement, Founding Member shall be provided with the following retirement benefits:

(i)            From the date of Founding Member’s retirement until the third anniversary thereof, Founding Member shall retain his current office and shall be provided with a car and driver. Commencing on the third anniversary of Founding Member’s retirement date and continuing until the end of the Retirement Period, Blackstone will provide Founding Member with an appropriate office of its choosing if Founding Member shall so request. Founding Member shall be provided an assistant during the Retirement Period who shall work wherever Founding Member chooses to work. However, Founding Member will relinquish his rights to an office at Blackstone if he chooses to work at another office full-time. Founding Member shall continue to have reasonable use of and access to Blackstone word processing, document production and research facilities during the Retirement Period for assistance on his speeches, books and other projects, although Blackstone shall have no obligations to add incremental staff, resources or capabilities to accommodate such requests for assistance.

(ii)           Founding Member shall continue to receive health benefits until his death, subject to his continuing payment of the related health insurance premiums consistent with current policies, and on terms no less favorable than with respect to any other Founding Member of Blackstone or, if there is no other Founding Member, then on terms that are no less favorable than those provided to other senior executives of Blackstone.

(iii)          Except as expressly provided under this Founding Member Agreement, Founding Member acknowledges and agrees that he shall not be entitled to any other retirement (including trailers) or disability payments following the date of his retirement.

(c)           Before and during the Retirement Period, Founding Member and/or the foundations that he establishes shall continue to be entitled to invest in funds of hedge funds sponsored by Blackstone Alternative Asset Management L.P. (“BAAM”) (or other current or new Blackstone-affiliated funds) on substantially the same favorable basis as he has in the past. With respect to BAAM, Founding Member shall not be required to pay fees associated with such investments on his capital and/or capital he donated to such foundations. However, if Founding Member desires to increase his or his foundations’ commitments to BAAM, Blackstone shall not be obligated to accept such increased capital if the net effect (in Blackstone’s fair and reasonable determination) would be to crowd out fee-paying third party investors or the firm itself. In that connection, Founding Member acknowledges that Blackstone has advised him that the latter condition exists as of the date of this Founding Member Agreement, which would mean that if any increase in Founding Member’s or his foundations’ commitments to BAAM were made at the present time, such increased commitments would be subject to the same fee-paying obligations as third party investors. Founding Member shall also have the same access to other Blackstone funds during the Retirement Period on a basis generally consistent with that of other partners. If any of such funds have provisions which limit the amount of Blackstone’s available co-investment or

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the amount of investment not subject to fees, Founding Member’s investment in such funds shall be treated in similar manner to that of other internal partners. Founding Member understands that he shall not be entitled to make any new side-by-side investments (although he may retain interests in side-by-side investments made prior to retirement) after his retirement, including during the Retirement Period.

(d)           Until the expiration of all transfer restrictions applicable to any limited partner interests or units Founding Member may hold of Blackstone Holdings (as defined in the Non-Competition Agreement) or The Blackstone Group L.P., respectively (collectively the “Units”), Founding Member agrees (on behalf of himself and any and all estate planning vehicles, partnerships or other legal entities controlled by or affiliated with Founding Member (“Affiliated Vehicles”)) that all Units held by Founding Member and all such Affiliated Vehicles will only be held in an account at Blackstone’s equity plan administrator or otherwise administered by such administrator.

4.             Successors and Assigns. This Founding Member Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective predecessors, successors, assigns, heirs, executors, administrators and personal representatives, and each of them, whether so expressed or not, and to the extent provided herein, the affiliates of the parties and Blackstone. This Founding Member Agreement is not assignable by Founding Member without the prior written consent of Blackstone, and any attempted assignment of this Founding Member Agreement, without such prior written consent, shall be void.

5.             Headings. The section headings in this Founding Member Agreement are for convenience of reference only and shall in no event affect the meaning or interpretation of this Founding Member Agreement.

6.             Modification or Waiver in Writing. This Founding Member Agreement may not be modified or amended except by a writing signed by each of the parties hereto. No waiver of this Founding Member Agreement or of any promises, obligations or conditions contained herein shall be valid unless in writing and signed by the party against whom such waiver is to be enforced. No delay on the part of any person in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any person of any such right, remedy or power, nor any single or partial exercise of any such right, remedy or power, preclude any further exercise thereof or the exercise of any other right, remedy or power.

7.             Governing Law. This Founding Member Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

8.             Counterparts. This Founding Member Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

9.             Section 409A. In the event that it is reasonably determined by Blackstone that, as a result of the deferred compensation tax rules under Section 409A of the Internal Revenue Code of 1986, as amended (and any related regulations or other pronouncements thereunder) (the “Deferred Compensation Tax Rules”), any of the payments and benefits that Founding Member is entitled to under the terms of this Founding Member Agreement or otherwise may not be made at the time contemplated by the terms hereof or thereof, as the case may be, without causing Founding Member to be subject to tax under the Deferred Compensation Tax Rules, Blackstone shall, in lieu of providing such payment or benefit when otherwise due under this Agreement, instead provide such payment or benefit on the first day on which such provision would not result in Founding Member incurring any tax liability under the Deferred

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Compensation Tax Rules; which day, if Founding Member is a “specified employee” within the meaning of the Deferred Compensation Tax Rules, shall be the first day following the six-month period beginning on the date of Founding Member’s separation from service. In addition, in the event that any payments or benefits that Blackstone would otherwise be required to provide under this Founding Member Agreement cannot be provided in the manner contemplated herein without subjecting Founding Member to tax under the Deferred Compensation Tax Rules, Blackstone shall provide such intended payments or benefits to Founding Member in an alternative manner that conveys an equivalent economic benefit to Founding Member as soon as practicable as may otherwise be permitted under the Deferred Compensation Tax Rules. For purposes of the Deferred Compensation Tax Rules, each payment made under this Agreement shall be designated as a “separate payment” within the meaning of the Deferred Compensation Tax Rules.

10.           Blackstone Partnership Agreement. This Founding Member Agreement shall be treated as part of the Blackstone Partnership Agreement for purposes of Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

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WHEREOF, the parties hereto have duly executed this Founding Member Agreement as of the date first above written.

BLACKSTONE HOLDINGS I L.P.

	By:	Blackstone Holdings I/II GP Inc., its general
partner

By:
Name:
Title:

FOUNDING MEMBER

Peter G. Peterson

Schedule A

Founding Member Non-Competition and Non-Solicitation Agreement

This Founding Member Non-Competition and Non-Solicitation Agreement, dated as of June     , 2007 (the “Non-Competition Agreement”), between Blackstone Holdings I L.P., a Delaware limited partnership, Blackstone Holdings II L.P., a Delaware limited partnership, Blackstone Holdings III L.P., a Delaware limited partnership, Blackstone Holdings IV L.P., a société en commandite formed under the laws of the Province of Québec, and Blackstone Holdings V L.P., a société en commandite formed under the laws of the Province of Québec (collectively, “Blackstone Holdings” and, together with its subsidiaries and affiliated entities, “Blackstone”), and Peter G. Peterson (“Founding Member”).

WHEREAS,

(a)           The Blackstone Group L.P., a Delaware limited partnership (the “Public Issuer”) is effecting an initial public offering (the “IPO”) of its common units representing limited partner interests pursuant to a Registration Statement on Form S-1 (Registration No. 333-141504) filed with the U.S. Securities and Exchange Commission (the “Registration Statement”);

(b)           As a condition precedent to the IPO, Founding Member and the other existing owners of the entities comprising Blackstone Group (as such term is defined in the Registration Statement) will effect sales and contributions constituting the Reorganization (as such term is defined in the Registration Statement and, together with the IPO, the “Transaction”);

(c)           Founding Member acknowledges and agrees that the limited partner interests in the Blackstone Holdings partnerships and other consideration that Founding Member will receive in connection with and as a result of the Transaction will materially benefit Founding Member;

(d)           As part of the Transaction, the Public Issuer (and accordingly the public investors in the IPO), will acquire an equity interest in Blackstone Holdings;

(e)           Founding Member acknowledges and agrees that it is essential to the success of the Transaction, and Blackstone in the future, that the limited partner interests in Blackstone Holdings that are being issued in connection with the Transaction be protected by non-competition and non-solicitation agreements that will be entered into by Founding Member and other existing owners of Blackstone Group;

(f)            Founding Member acknowledges and agrees that Blackstone would suffer significant and irreparable harm from Founding Member competing with Blackstone for a period of time after the IPO or after the termination of Founding Member’s service with Blackstone;

(g)           Founding Member acknowledges and agrees that in connection with the Transaction, and in the course of Founding Member’s service with Blackstone, Founding Member has been and will be provided with Confidential Information (as hereinafter defined) of Blackstone, and has been and will be provided with the opportunity to develop relationships with investors and clients, prospective investors and clients, employees and other agents of Blackstone, and Founding Member further acknowledges that such Confidential Information and relationships are extremely valuable assets in which Blackstone has invested and will continue to invest substantial time, effort and expense and which represent a significant component of the value of the Transaction; and

(h)           It is a condition precedent to Founding Member participating in the Transaction that Founding Member agrees to be bound by the covenants contained herein (collectively, the “Restrictive Covenants”).

NOW, THEREFORE, for good and valuable consideration, Founding Member and Blackstone hereby covenant and agree to the following restrictions which Founding Member acknowledges and agrees are reasonable and necessary to protect the legitimate business interests of Blackstone and for the other owners of Blackstone to have and enjoy the full benefit of the business interests acquired in connection with the Transaction and which will not unnecessarily or unreasonably restrict Founding Member’s professional opportunities should his or her service with Blackstone terminate.

I.              Non-Competition and Non-Solicitation Covenants

A.            Non-Competition. Founding Member shall not, directly or indirectly, during Founding Member’s service with Blackstone, and for a period ending on the later of four years following the date of the IPO, or two years following the termination by of Founding Member’s service pursuant to Section 3 of the Founding Member Agreement, associate (including but not limited to association as a sole proprietor, owner, employer, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor or otherwise) with any Competitive Business or any of the affiliates, related entities, successors or assigns of any Competitive Business; provided however that with respect to the equity of any Competitive Business which is or becomes publicly traded, Founding Member’s ownership as a passive investor of less than 3% of the outstanding publicly traded stock of a Competitive Business shall not be deemed a violation of this Non-Competition Agreement. For purposes of this Non-Competition Agreement, “Competitive Business” means any business, in any geographical or market area where Blackstone conducts business or provides products or services, that competes with the business of Blackstone, including any business in which Blackstone engaged during the term of Founding Member’s service and any business that Blackstone was actively considering conducting at the time of Founding Member’s termination of service and of which Founding Member has, or reasonably should have, knowledge, but excluding the activities outlined in Section 1(b) of the Founding Member Agreement.

B.            Non-Solicitation of Clients/Investors. Founding Member shall not, directly or indirectly, during Founding Member’s service with Blackstone, and for a period ending on the later of four years following the date of the IPO, or two years following the termination of Founding Member’s service pursuant to Section 3 of the Founding Member Agreement, (a) solicit, or assist any other individual, person, firm or other entity in soliciting, the business of any Client or Prospective Client for or on behalf of an existing or prospective Competitive Business; (b) perform, provide or assist any other individual, person, firm or other entity in performing or providing, services similar to those provided by Blackstone, for any Client or Prospective Client; or (c) impede or otherwise interfere with or damage (or attempt to impede or otherwise interfere with or damage) any business relationship and/or agreement between Blackstone and (i) a Client or Prospective Client or (ii) any supplier.

1.             For purposes of this Non-Competition Agreement, “Client” means any person, firm, corporation or other organization whatsoever for whom Blackstone provided services (including without limitation any investor in any Blackstone fund, any client of any Blackstone business group or any other person for whom Blackstone renders any service) during the three-year period immediately preceding Founding Member’s termination of service. “Prospective Client” shall mean any person, firm, corporation or other organization whatsoever with whom Blackstone has had any negotiations or discussions regarding the possible engagement of business or the performance of business services within the eighteen months preceding Founding Member’s termination of service with Blackstone.

2.             For purposes of this Section I.B., “solicit” means to have any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any individual, person, firm or other entity, in any manner, to take or refrain from taking any action.

C.            Non-Solicitation of Employees/Consultants. Founding Member shall not, directly or indirectly, during Founding Member’s service with Blackstone, and for a period ending on the later of four years following the date of the IPO, or two years following the termination of Founding Member’s service pursuant to Section 3 of the Founding Member Agreement (such period, the “Restricted Period”), solicit, employ, engage or retain, or assist any other individual, person, firm or other entity in soliciting, employing, engaging or retaining, (i) any employee or other agent of Blackstone, including without limitation any former employee or other agent of Blackstone who ceased working for Blackstone within the twelve-month period immediately preceding or following the date on which Founding Member’s service with Blackstone terminated, or (ii) any consultant or senior adviser that is under contract with Blackstone. For purposes of this Section I.C., “solicit” means to have any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to terminate their employment or business relationship with Blackstone, or recommending or suggesting (including by identifying a person or entity to a third party) that a third party take any of the foregoing actions. Notwithstanding the foregoing, Founding Member may solicit and employ the driver and any of the administrative assistants who are working for him on the termination of his service with Blackstone.

II.            Confidentiality

A.            Founding Member expressly agrees, at all times, during and subsequent to Founding Member’s service with Blackstone, to maintain the confidentiality of, and not to disclose to or discuss with, any person any Confidential Information (as hereinafter defined), except (i) to the extent reasonably necessary or appropriate to perform Founding Member’s duties and responsibilities as a Founding Member including without limitation furthering the interests of Blackstone and/or developing new business for Blackstone (provided that Confidential Information relating to (x) personnel matters related to any present or former employee, partner or member of Blackstone (including Founding Member himself), including compensation and investment arrangements, or (y) the financial structure, financial position or financial results of the Blackstone Entities, shall not be so used without the prior consent of Blackstone), (ii) with the prior written consent of Blackstone, or (iii) as otherwise required by law, regulation or legal process or by any regulatory or self-regulatory organization having jurisdiction, and except that only the terms of the restrictions set forth in Section I hereof should be disclosed to Founding Member’s prospective future employers upon request in connection with Founding Member’s application for employment.

B.            For purposes of this Non-Competition Agreement, “Confidential Information” means information concerning the business, affairs, operations, strategies, policies, procedures, organizational and personnel matters related to any present or former employee, partner or member of Blackstone (including Founding Member himself), including compensation and investment arrangements, terms of agreements, financial structure, financial position, financial results or other financial affairs, actual or proposed transactions or investments, investment results, existing or prospective clients or investors, computer programs or other confidential information related to the business of Blackstone or to its members, actual or prospective clients or investors (including funds managed by affiliates of Blackstone), their respective portfolio companies or other third parties. Such information may have been or may be provided in written or electronic form or orally. All of such information, from whatever source learned or obtained and regardless of Blackstone’s connection to the information, is referred to herein as “Confidential Information.”  Confidential Information excludes information that has been made generally available to the public (although it does include any confidential information received by Blackstone from any clients), but information that when viewed in isolation may be publicly known or can be accessed by a member of the public will still constitute Confidential Information for these purposes if such information has become proprietary to Blackstone through Blackstone’s aggregation or interpretation of such information. Without limiting the foregoing, Confidential Information includes any information, whether public or not, which (1) represents, or is aggregated in such a way as to represent, or purport to represent, all or any portion of the investment results of, or any other information about the investment “track record” of, (a) Blackstone, (b) a business group of Blackstone, (c) one or more funds managed by Blackstone, or (d) any individual or group of individuals during their time at Blackstone, or (2) describes an individual’s role in achieving or contributing to any such investment results.

III.           Non-Disparagement

Founding Member agrees that, during and at any time after Founding Member’s service with Blackstone, Founding Member will not, directly or indirectly, through any agent or affiliate, make any disparaging comments or criticisms (whether of a professional or personal nature) to any individual or other third party (including without limitation any present or former member, partner or employee of Blackstone) or entity regarding Blackstone (or the terms of any agreement or arrangement of any Blackstone entity) or any of their respective affiliates, members, partners or employees, or regarding Founding Member’s relationship with Blackstone or the termination of such relationship which, in each case, are reasonably expected to result in material damage to the business or reputation of Blackstone or any of its affiliates, members, partners or employees.

IV.           Remedies

A.            Injunctive Relief. Founding Member acknowledges and agrees that Blackstone’s remedy at law for any breach of the Restrictive Covenants would be inadequate and that for any breach of such covenants, Blackstone shall, in addition to other remedies as may be available to it at law or in equity, or as provided for in this Non-Competition Agreement, be entitled to an injunction, restraining order or other equitable relief, without the necessity of posting a bond, restraining Founding Member from committing or continuing to commit any violation of such covenants. Founding Member agrees that proof shall not be required that monetary damages for breach of the provisions of this Non-Competition Agreement would be difficult to calculate and that remedies at law would be inadequate.

B.            Forfeiture. In the event of any material breach of this Non-Competition Agreement, the Founding Member Agreement or any limited liability company agreement, partnership agreement or other governing document of Blackstone to which Founding Member is a party and which was provided to Founding Member at the time of the execution of this Non-Competition Agreement or which is subsequently executed by Founding Member after the date hereof, (i) Founding Member shall no longer be entitled to receive payment of any amounts that would otherwise be payable to Founding Member following Founding Member’s withdrawal as a Founding Member, Member or Partner, as the case may be, of Blackstone (including, without limitation, return of Founding Member’s capital contributions), (ii) all of Founding Member’s remaining Founding Member, Member, Partner or other interests (including carried interests) in Blackstone (whether vested or unvested and whether delivered or not yet delivered) shall immediately terminate and be null and void, and all of the securities of Blackstone Holdings or the Public Issuer (whether vested or unvested and whether delivered or not yet delivered) held by Founding Member or Founding Member’s personal planning vehicle(s) shall be forfeited, (iii) no further such interests or securities will be awarded to Founding Member, and (iv) all unrealized gains (by investment) related to Founding Member’s side by side investments will be forfeited; provided, however, that the following provisions shall govern any forfeiture pursuant to this Section IV.B: (a) if Blackstone’s Management Committee has decided that a material breach has occurred, it shall give Founding Member written notice of the nature of the breach and Founding Member shall have 60 days to cure the breach; (b) if after such 60-day period such material breach has not been cured and the Management Committee determines that a forfeiture is appropriate, it shall give Founding Member written notice of the measure of forfeiture which it has concluded, in its fair and reasonable judgment, is appropriate taking into account the nature of the breach and its potential consequences to Blackstone; (c) if Founding Member, directly or indirectly, hires any employee of Blackstone in violation of Section I.C above, such action will be deemed to be a material breach; (d) if Founding Member should engage in a willful material breach of this Non-Competition Agreement, after the Management Committee has taken into account the potential consequences to Blackstone of such breach in determining the measure of forfeiture, the amount so determined shall be increased by up to 100% (i.e., up to double the original amount) to serve as a penalty for such willful breach; and (e) if Founding Member disputes whether the demanded forfeiture satisfies the foregoing test, he may submit the matter to arbitration in accordance with Section VII, in which event the forfeiture shall await the outcome of the arbitration proceedings; provided, further, that all decisions made by Blackstone’s Management Committee pursuant to this Section IV.B shall be made by a majority vote (excluding Founding Member for such purposes if Founding Member remains a member of such committee). If Blackstone’s Management Committee has been disbanded at the time of any action referred to in this Section IV.B, any determination required by Blackstone’s Management Committee shall instead be determined by a majority of the members of the Board of Directors of the Public Issuer (excluding Founding Member for such purposes if Founding Member is a member of the Board of Directors of the Public Issuer).

V.            Amendment; Waiver

A.            This Non-Competition Agreement may not be modified, other than by a written agreement executed by Founding Member and Blackstone, nor may any provision hereof be waived other than by a writing executed by Blackstone.

B.            The waiver by Blackstone of any particular default by Founding Member or any employee of Blackstone, shall not affect or impair the rights of Blackstone with respect to any subsequent default of the same or of a different kind by Founding Member or any employee of Blackstone; nor shall any delay or omission by Blackstone to exercise any right arising from any default by Founding Member affect or impair any rights that Blackstone may have with respect to the same or any future default by Founding Member or any employee of Blackstone.

VI.           Governing Law

This Non-Competition Agreement and the rights and duties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York.

VII.         Resolution of Disputes; Submission to Jurisdiction; Waiver of Jury Trial

Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Non-Competition Agreement (including the validity, scope and enforceability of this arbitration provision) or otherwise relating to Blackstone (including, without limitation, any claim of discrimination in connection with Founding Member’s tenure as a Founding Member, Partner or Member of Blackstone or any aspect of any relationship between Founding Member and Blackstone or of any aspect of any relationship between Founding Member and Blackstone) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Non-Competition Agreement shall continue if reasonably possible during any arbitration proceedings.

A.            Notwithstanding the provisions of this Section VII, Blackstone may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder and/or enforcing an arbitration award and, for the purposes of this Section VII.A, Founding Member (i) expressly consents to the application of this Section to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Non-Competition Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Chief Legal Officer of Blackstone as Founding Member’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise Founding Member of any such service of process, shall be deemed in every respect effective service of process upon Founding Member in any such action or proceeding.

B.            FOUNDING MEMBER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF SECTION VII.A, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS NON-COMPETITION AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration or to confirm an arbitration award. The parties acknowledge that the forum designated by this Section VII.B will have a reasonable relation to this Non-Competition Agreement, and to the parties’ relationship with one another.

C.            Founding Member hereby waives, to the fullest extent permitted by applicable law, any objection which Founding Member now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in Sections VII.A and VII.B and agrees not to plead or claim the same.

D.            Founding Member hereby agrees that Founding Member shall not, nor shall Founding Member allow anyone acting on Founding Member’s behalf to, subpoena or otherwise seek to gain access to any financial statements or other financial information relating to Blackstone which constitutes Confidential Information, or any of their respective members or partners, except as specifically permitted by the terms of this Non-Competition Agreement or by the provisions of any limited liability company agreement, partnership agreement or other governing document of Blackstone to which Founding Member is a party.

VIII.        Severability

If any provision of this Non-Competition Agreement shall be held or deemed to be invalid, illegal or unenforceable in any jurisdiction for any reason, the invalidity of that provision shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or of rendering any other provisions herein unenforceable, but the invalid provision shall be substituted with a valid provision which most closely approximates the intent and the economic effect of the invalid provision and which would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

WHEREOF, the parties hereto have duly executed this Founding Member Non-Competition and Non-Solicitation Agreement as of the date first above written.

BLACKSTONE HOLDINGS I L.P.

	By:	Blackstone Holdings I/II GP Inc., its general partner

By:
Name:
Title:

BLACKSTONE HOLDINGS II L.P.

	By:	Blackstone Holdings I/II GP Inc., its general partner

By:
Name:
Title:

BLACKSTONE HOLDINGS III L.P.

	By:	Blackstone Holdings III GP L.L.C., its general partner

By:
Name:
Title:

BLACKSTONE HOLDINGS IV L.P.

	By:	Blackstone Holdings IV GP L.P., its general partner

	By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:
Name:
Title:

BLACKSTONE HOLDINGS V L.P.

	By:	Blackstone Holdings V GP L.P., its general partner

	By:	Blackstone Holdings V GP Management (Delaware) L.P., its general partner

	By:	Blackstone Holdings V GP Management L.L.C., its general partner

By:
Name:
Title:

Agreed and accepted as of the date
first above written:

By:
Name: Peter G. Peterson